EXHIBIT 10.117

                                 AMENDMENT NO. 2
                                       TO
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                     GLIMCHER PROPERTIES LIMITED PARTNERSHIP

     This Amendment No. 2 is made effective as of November 26, 1996 by the General Partner and the Limited Partners of Glimcher Properties Limited Partnership, a Delaware limited partnership (the "Partnership").

                                    Recitals
                                    --------

     1. The Partnership was organized pursuant to a Limited Partnership Agreement dated as of November 30, 1993, as previously amended (the "Partnership Agreement"). In furtherance of its business and purpose the Partnership and Glimcher Realty Trust (the "Trust") have entered into a Securities Purchase Agreement dated as of November 26, 1996 (the "SPA") with Partnership Acquisition Trust II, a Delaware business trust ("Purchaser"). Capitalized terms not otherwise defined herein or in the Partnership Agreement shall have the meanings ascribed to them in the SPA.

     2. Pursuant to the SPA, Purchaser has agreed to purchase one or more series of Preferred Shares of the Trust, having an aggregate initial Liquidation Preference not to exceed $135,000,000 for the purposes and upon the terms and conditions set forth therein, with the proceeds from each such series to be contributed (i) by the Trust to the Partnership in exchange for a series of Preferred Interests in the Partnership, (ii) by the Partnership to a GRT LLC in exchange for a preferred interest therein, and (iii) directly or indirectly by the GRT LLC to a Property Level LLC in exchange for a preferred interest therein.

     3. Pursuant to Section 6.3(b) of the Partnership Agreement, upon contribution to the Partnership by the Trust of the proceeds from the issuance of Preferred Shares of beneficial interest in the Trust, the Partnership shall issue to the Trust an interest in the Partnership having designations, preferences and rights such that the economic interests thereof are substantially similar to the Preferred Shares.

     4. Pursuant to Section 18.2 (iii) of the Partnership Agreement, the General Partner has the power, without the consent of the Limited Partners, to amend the Partnership Agreement with respect to the issuance of additional Partnership Interests such as those contemplated herein.

     5. Pursuant to Section 16 of the Partnership Agreement, the General Partner has been appointed as attorney-in-fact by each of the Limited Partners for purposes, inter alia, of effecting amendments to the Partnership Agreement adopted in accordance with Section 18.


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                                    Amendment
                                    ---------

     NOW, THEREFORE, the Partnership Agreement is hereby amended as set forth in this Amendment No. 2.

1.   Creation and Issuance of Preferred Interests.

     (a) Upon the issuance by the Trust pursuant to the SPA of a series of Preferred Shares, the Partnership is authorized, through the sole action of the General Partner on its behalf, to create, designate and issue a series of units ("Units") of non-voting preferred limited partner interest (a "Preferred Interest") having the same rate of return as such series of Preferred Shares pursuant to the applicable Articles Supplementary; provided, that the aggregate Preferred Contribution (as defined below) for all Preferred Interests issued pursuant to this Amendment No. 2 shall not exceed $135,000,000. Each issuance of Units of a series of Preferred Interest shall be evidenced by a Certificate of Preferred Limited Partner Interest in the form attached as Exhibit A.

     (b) There is hereby created and designated an initial series of Preferred Interest (the "Series A Preferred Interest"), consisting of 40,000 Units which shall correspond to 40,000 shares of Series A Convertible Preferred Shares (the "Series A Preferred Shares"). On the date hereof 34,000 Units of Series A Preferred Interest are hereby issued to the Trust contemporaneously with 34,000 Series A Preferred Shares being issued pursuant to the SPA, the proceeds of which will be used to finance acquisition, construction and development of the first phase of Great Plains MetroMall (the "Kansas Mall") in Olathe, Kansas by Great Plains MetroMall LLC, a Property Level LLC ("Kansas LLC"), in which the NACC Member will be Partnership Acquisition Trust III, a Delaware business trust and the GRT LLC Member will be Olathe Mall LLC ("GRT Kansas LLC"). The GRT Kansas LLC Operating Agreement is attached as Exhibit B. The Kansas LLC Operating Agreement is attached as Exhibit C. Additional Units of Series A Preferred Interest shall be issued by the Partnership contemporaneously with any issuance by the Trust of additional Series A Preferred Shares in connection with the acquisition, construction and development of additional phases of the Great Plains MetroMall.

     (c) The creation, designation and issuance of a series of Preferred Interest (other than the Series A Preferred Interest) with respect to a related series of Preferred Shares shall be evidenced by a Supplement to this Amendment No. 1 in the form attached hereto as Exhibit D. to be executed and delivered by the General Partner on behalf of the Partnership.

2.   Preferred Contribution; Preferred Return.

     (a) Simultaneously with each sale of Preferred Shares of any series under the SPA, the Trust shall contribute an amount equal to the gross proceeds of such sale (the "Preferred Contribution") to the Partnership in consideration of the issuance of the related Preferred Interest.

     (b) The Trust shall be entitled to receive, and the Partnership shall pay, a return (the "Preferred Return") on each Unit of a series of Preferred Interest equal to the return applicable to each share of the related series of Preferred Shares under the Articles Supplementary. To the extent that any Preferred Return is not paid when due, the same shall accrue and compound on the same terms and conditions as dividends on the applicable Preferred Shares accrue and compound

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under the Articles Supplementary. The Preferred Return for any Preferred
Interest shall be due in the same amounts on the same dates as dividends on the applicable Preferred Shares are due under the Articles Supplementary. For purposes hereof, no effect shall be given to (i) the fact that the Preferred Shares may have been canceled (except (through conversion) as provided in Section 6 below) or (ii) any amendment or modification of the Articles Supplementary.

3. Application of Preferred Contribution. The gross amount of Preferred Contribution received in respect of any Preferred Interest shall be contributed by the Partnership to the applicable GRT LLC in exchange for a preferred interest therein, and the Partnership shall cause the GRT LLC in turn directly or indirectly to contribute such amount to the applicable Property Level LLC in exchange for a preferred interest therein.

4. Capital Account; Allocations. A separate Capital Account shall be established and maintained with respect to each series of Preferred Interest, with adjustments thereto and other allocations of Partnership items made consistent with the Regulations and the advice of the Partnership's independent accountants.

5. Distributions.

     (a) Notwithstanding any provision of the Partnership Agreement, (i) any cash received by the Partnership as a distribution from a GRT LLC which was received by such GRT LLC from the related Property Level LLC as a distribution of Net Cash Flow from Operations (as defined in the Operating Agreement of such Property Level LLC) shall be applied when received to the payment of any amounts due and owing on account of the Preferred Return with respect to the related Preferred Interest, and (ii) any cash (or Preferred Shares) received by the Partnership as a distribution from a GRT LLC which was received by such GRT LLC from the related Property Level LLC as a distribution of Proceeds from Capital Transactions (as defined in the Operating Agreement of such Property Level LLC), or following termination and liquidation of such Property Level LLC, shall be applied when received to the return of the Preferred Contribution, together with any accrued and unpaid Preferred Return, with respect to the related Preferred Interest. Each Preferred Share distributed hereunder shall be deemed to have a fair market value equal to its Liquidation Preference plus accrued and unpaid dividends as determined pursuant to the applicable Articles Supplementary.

     (b) In the event any amount received by the Partnership from a GRT LLC as Cash Flow from Operations or Proceeds from Capital Transactions and distributable to the holder of any Preferred Interest pursuant to Section 5.1(a) is less than the amount then required to be paid by the Trust to the holder of the related series of Preferred Shares, an amount equal to such deficiency shall be distributed to the holder of such Preferred Interest prior to any distributions to Partners pursuant to Article 8 of the Partnership Agreement.

     (c) In the event of liquidation and dissolution of the Partnership, the holder of any Preferred Interest then outstanding shall be entitled to receive, prior to distributions to Partners pursuant to Section 15.2 of the Partnership Agreement, an amount equal to the Liquidation Preference plus accrued and unpaid dividends which would be payable under the applicable Articles Supplementary to the holder of an equal amount of the related series of Preferred Shares if on the date of dissolution of the Partnership the Trust were to dissolve and liquidate.

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     (d) Except as expressly provided herein, the holders of any Preferred
Interests shall not be entitled to participate in any other distributions made by the Partnership pursuant to Section 8, Section 15 or otherwise under the Partnership Agreement.

6. Conversion Rights and Other Terms.

     (a) Pursuant to Section 6.3(b) of the Partnership Agreement, in the event all or any portion of a series of Preferred Shares is converted into Common Shares of the Trust pursuant to the terms of such Preferred Shares, an equal portion of the related series of Preferred Interest shall be converted into O.
P. Units on the same basis as the Preferred Shares are converted into Common Shares, and such Preferred Interest shall to such extent be permanently retired and canceled for all purposes.

     (b) In the event of any redemption by the Trust of all or any portion of any series of Preferred Shares pursuant to the Articles Supplementary, an equal portion of the related series of Preferred Interest shall be redeemed on the same basis as such Preferred Shares and permanently retired and canceled for all purposes.

     (c) Upon any other return to the Trust or other holder of a Preferred Interest of the Preferred Contribution with respect to all or any portion of such Preferred Interest (whether in cash or Preferred Shares), together with payment of any accrued and unpaid Preferred Return applicable thereto, such Preferred Interest shall to such extent be permanently retired and canceled for all purposes.

7. Collateral Assignment of Preferred Interest. It is acknowledged and agreed that each Preferred Interest will be pledged to the purchaser of the related series of Preferred Shares pursuant to a Collateral Assignment of Preferred Partnership Interest (the "Collateral Assignment") for the purpose of securing certain obligations of the Trust under the SPA.

8. Investment Representations; Transfer Restrictions.

     (a) The Trust represents and warrants to the Partnership that (i) it is acquiring the Preferred Interests for its own account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of distributing the Preferred Interests, (ii) it is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act, and (iii) it understands that the issuance of the Preferred Interests is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof and Rule 506 thereunder, and that the Preferred Interests will be "restricted securities" as defined in Rule 144 under the Securities Act.


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     (b) The Trust covenants that it will not sell or otherwise transfer the
Preferred Interests (or any interest therein) except pursuant to (i) the Collateral Assignment, or (ii) an effective registration under the Securities Act or in a transaction which, in the opinion of counsel in such form and by such counsel satisfactory to the Partnership, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder.

     (c) The certificates evidencing Units of Preferred Interest shall bear an appropriate legend reflecting the foregoing restrictions on transfer of the Preferred Interests.

9. Additional Documents and Actions. The General Partner is expressly authorized on behalf of the Partnership to (i) execute and deliver all such other instruments, assignments, affidavits, notices, agreements, consents, certificates and other documents, and (ii) take all such further and other actions, as the General Partner shall deem necessary, advisable or appropriate to carry out the transactions contemplated in this Amendment No. 2.

10. Construction; Limited Partnership Agreement. Consistent with Section 6.3(b) of the Partnership Agreement, it is intended that the economic interests of any series of Preferred Interest shall be substantially similar to the related series of Preferred Shares, and this Amendment No. 2 shall be construed as reasonably required with respect to the preferences and rights of such Preferred Interest to give effect to such intent. Except as expressly provided herein or as so reasonably required to give effect to the provisions hereof, the terms of the Partnership Agreement shall remain in full force and effect and are hereby ratified and confirmed.


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     IN WITNESS WHEREOF, the General Partners and the Limited Partners have executed this Amendment No. 2 effective as of the date first set forth above.

GENERAL PARTNER:                            LIMITED PARTNERS:
---------------                             ----------------

Glimcher Properties Corporation             Glimcher Realty Trust

By:/s/ George A. Schmidt                    By:/s/ George A. Schmidt
   ---------------------                       ---------------------
       George A. Schmidt
                                            Title: Senior Vice President
Title: Senior Vice President                       ---------------------
       Senior Vice President
                                            All Other Limited Partners

                                            By: Glimcher Properties
                                                Corporation, pursuant
                                                to power of attorney set
                                                forth in Section 16
                                                of the Partnership
                                                Agreement

                                            By: /s/ George A. Schmidt
                                                -----------------------------

                                                Title: Senior Vice President
                                                       ----------------------


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                                    Exhibits
                                    --------

Exhibit A - Form of Certificate of Preferred Limited Partner Interest

Exhibit B - GRT Kansas LLC Operating Agreement

Exhibit C - Kansas LLC Operating Agreement

Exhibit D - Form of Supplement